SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                           ---------------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of report (Date of earliest event reported): July 16, 1998

                       SYNAPTIC PHARMACEUTICAL CORPORATION
               (Exact Name of Registrant as Specified in Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

               0-27324                          22-285-9704
      (Commission File Number)       (I.R.S. Employer Identification No.)

                                215 College Road
                         Paramus, New Jersey 07652-1431
          (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (201) 261-1331


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Item 5.  Other Events

         Synaptic Pharmaceutical Corporation (the "Company"), in collaboration with Eli Lilly and Company ("Lilly"), is currently conducting drug discovery programs focused on a number of serotonin receptor subtypes and therapeutic applications. One of such programs is focused on the identification and development of compounds that are selective agonists of the serotonin 1F receptor subtype for the treatment of migraine. Lilly recently completed a Phase II clinical study in Europe with LY334370, a compound identified as part of this program. This clinical study tested a wide dose range and final analysis of the data generated in this study is in progress. An investigational new drug request (an "IND") with respect to LY334370 was filed with the United States Food and Drug Administration in January 1998. Lilly is conducting two additional Phase II clinical studies with respect to LY334370 in the United States in an effort to further define the dose response relationship and to explore formulation options.

         To  date,  in the  limited  Phase II  clinical  studies,  LY334370  was observed to reduce or eliminate migraine pain. According to Lilly, no cardiovascular side effects have been observed, although at certain higher doses side effects such as asthenia, dizziness and/or somnolence were observed. In the ongoing Phase II clinical studies, Lilly will attempt to define the doses which result in efficacy and compare those doses to the doses resulting in side effects. The efficacy and side effect profile of LY334370 will then be compared to other currently available migraine treatments. Lilly has informed the Company that it expects to make a decision on whether to proceed to Phase III clinical trials by the end of 1998 and that its decision will be based on the outcome of the three Phase II clinical studies.

         For a general description of Phase II and Phase III clinical trials, see the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (the "1997 Form 10-K").

         This Report on Form 8-K contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include, but are not limited to, the statement relating to the timing of a decision on whether to proceed to Phase III clinical trials and any other statements which are not historical facts. When used in this document, the word "expect" and similar expressions are intended to be among the words that identify forward-looking statements. Such statements involve risks and uncertainties, including, but not limited to, those risks and uncertainties detailed under the captions "Competition" and
"Government Regulation" in the 1997 Form 10-K, as well as the risks and uncertainties disclosed under the captions "Early Stage of Product Development; Technological Uncertainty," "Dependence on Collaborative Partners and Licensees for Development, Regulatory Approvals, Manufacturing, Marketing and Other Resources" and "Uncertainties Related to Clinical Trials" as "Cautionary Statements" in the 1997 Form 10-K or detailed from time to time in filings the Company makes with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary from those indicated. Although the Company believes that the expectations reflected in the forward-looking

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statements  contained herein are reasonable,  it can give no assurance that such expectations will prove to be correct. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.









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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 16, 1998

                               SYNAPTIC PHARMACEUTICAL CORPORATION
                               (Registrant)


                               By:/s/ Kathleen P. Mullinix
                                  ---------------------------------------------
                                  Name:  Kathleen P. Mullinix
                                  Title:  President and Chief Executive Officer









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